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* Confidential treatment has been requested for certain portions of this exhibit.

                              SPONSORSHIP AGREEMENT

         This Sponsorship Agreement ("Agreement") is entered into as of October 30, 1998 (the "Effective Date") by and between Ralston Purina Company, a Missouri corporation ("Ralston") with offices at Checkerboard Square, St. Louis, MO 63164 and iVillage, Inc., a Delaware corporation, ("iVillage") with offices at 170 Fifth Avenue, New York, New York 10010. Ralston and iVillage may be referred to generically as a "Party", or collectively as "Parties".

         WHEREAS, iVillage operates a site on the World Wide Web and America OnLine (the "Network"), which contains channels including Parent Soup, ParentsPlace, Better Health and Armchair Millionaire as well as career, fitness & beauty, food, relationships and work from home channels and plans to develop an area devoted to pets and to provide its users with an opportunity to purchase pet related products.

         WHEREAS, Ralston seeks to enhance the brand awareness and brand affinity of its products to the demographic population of iVillage: The Women's Network and to provide pet-related content to iVillage.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, iVillage and Ralston hereby agree as follows:

1.       Term and Termination.
         ---------------------

         A. Term. The term of this Agreement shall be for a period of two (2) years to commence on the Effective Date (the "Initial Term"), unless terminated earlier as provided herein. Prior to the expiration of the Initial Term, the Parties agree to discuss in good faith, an extension of the Initial Term for an additional two (2) year period (the "Renewal Term"). If, prior to sixty (60) but no more than ninety (90) days before the expiration of the Initial Term, iVillage receives a bona fide offer from a third party to be the exclusive sponsor of cat and dog foods, cat and dog treats, litter box filters and related products on financial terms more advantageous to iVillage than those stated in
Section 4 herein and provides Ralston with notice of such offer, Ralston must notify iVillage in writing within thirty (30) days of receiving such notice whether it is willing to amend the Agreement to match the financial terms offered by such third party for the Renewal Term. If Ralston does not notify iVillage that it is willing to amend the financial terms of the Agreement for the Renewal Term within thirty (30) days of receiving such notice, then iVillage shall have fifteen (15) days thereafter to give Ralston written notice to terminate this Agreement at the end of the Initial Term and may then enter into an agreement with such third party on the amended terms offered to Ralston.

         B. Termination. In the event of a material breach by either Party of any term of this Agreement, the non-breaching Party may terminate this Agreement by written notice to the breaching Party if the breaching Party fails to cure such material breach within thirty (30) days of receipt of written notice thereof. In addition, either Party may terminate this Agreement effective upon written notice stating its intention to terminate in the event the other Party
(i) ceases to function as a going concern or to conduct operations in the normal course of business, or (ii) has a petition filed by or against it under any state or federal bankruptcy or insolvency law which petition has not been dismissed or set aside within sixty (60) days of its filing. In the event that

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Ralston does not provide substantially all of the Ralston Content set forth in
Section 3. within sixty (60) days after the Effective Date, iVillage may terminate this Agreement upon written notice to Ralston.

2.       iVillage's Obligations.
         -----------------------

         A. iVillage agrees to design, develop, host and operate an area within the Network initially to be devoted to the subject matter of cats and dogs ("Pets") which may include the following material and community tools as provided by iVillage or licensed from a third party:

                  (i)      Pet Name Finder
                  (ii)     gift reminder service
                  (iii)    gift recommender tool
                  (iv)     Pet care taker instruction
                  (v)      message boards on Pet related topics
                  (vi)     daily polls on Pet related topics
                  (vii)    Pet home pages
                  (viii) featured pet story of the week with possible celebrity pet featured
                  (ix)     Pet pictures
                  (x)      products/Pet food reviews by iVillage members

         B. iVillage will also design, develop, host and operate a free-standing online pet store (the "Pet Store") which may provide iVillage users with an opportunity to purchase Pet products online and which shall include the following material and community tools as provided by iVillage or licensed from a third party:

                  (i)      products/Pet food reviews by iVillage members
                  (ii)     puppy/kitten starter kits
                  (iii)    sampling
                  (iv) products such as: Pet food, cat litter, Pet treats and snacks, Pet accessories, gift packages for holidays and events, and other products as determined mutually by iVillage and Ralston
                  (v) additional marketing and communications efforts specific to the Pet Store such as links with content and community Web sites, manufacturers and other commerce sites.

         C. In addition, iVillage may provide the following marketing efforts:

                  (i)      Pet related newsletters
                  (ii)     Pet Store promotion throughout the Network
                  (iii)    online distribution and "key word" buys

         D. iVillage shall maintain full editorial control over the Pet Area and the Pet Store, and iVillage and Ralston will mutually agree to the content and look and feel of the Pet Area and Pet Store. iVillage agrees that it will not take any action or display any materials or information which will, in the reasonable judgment of Ralston, adversely affect the name, reputation or goodwill of Ralston and/or its products in any way. In the event Ralston reasonably determines that iVillage has violated the foregoing obligation, and if iVillage does not remove or replace such violating material within one (1) business day of receiving notice from Ralston of such violation, Ralston may immediately terminate this Agreement upon written notice to iVillage.

3.       Ralston's Obligations.
         ----------------------

         A. Ralston agrees to provide all mutually agreed upon content, experts and customer service (collectively the "Ralston Content") found within the Ralston Web sites ("Ralston Web Sites") to iVillage, including, but not limited to the following material for use within the Pet Area:

                  (i)      general Pet care and feeding information
                  (ii)     frequently asked questions regarding Pet care
                  (iii)    puppy/kitten starter check lists
                  (iv)     food selector based on Pet type, age, etc.
                  (v)      veterinary/Pet health experts
                  (vi)     Pet care technology experts

         B. Marketing:
            ----------

                  (i) Ralston will provide links, in a form to be determined by the Parties, from the Ralston Web Sites to the Network and to other Web sites as determined by the Parties

                  (ii) Ralston will make good faith efforts to communicate information about the Pet Area and Pet Store on iVillage to Ralston's web site guest registrants and to Ralston associates, as mutually agreed upon with iVillage and within Ralston's privacy guidelines with respect to the Pet Registry on purina.com. iVillage will make good faith efforts to communicate information about purina.com and related sites to iVillage's members and associates, as mutually agreed upon with Ralston and within iVillage's privacy guidelines for membership.

                  (iii) Ralston agrees to make available to iVillage, for use on the iVillage Network, new tools and new Ralston Content which may be developed for the purina.com and related sites, to the extent that Ralston shall have the rights to do so.

         C. Ralston will assist iVillage in the marketing, distribution and fulfillment of Ralston products as displayed within the Pet Store and will assist iVillage with the overall marketing and content of the Pet Store and will provide iVillage with the following:

                  (i)      introduction to iVillage to Ralston's distributors
                  (ii) assistance to iVillage in creating additional Pet area and Pet Commerce Site sponsorship relationships
                  (iii)    product and Pet food reviews
                  (iv)     puppy and kitten starter kits

4.       Compensation.
         -------------

         A. Ralston shall pay iVillage [*] ($[*]) according to the following schedule, namely: (i) [*] ($[*]) within fifteen (15) days after signing this Agreement; (ii) [*] ($ [*]) on March 30, 1999; and (iii) [*] ($[*]) on July 30,
1999 which shall represent the sponsorship during the first twelve (12) months of this Agreement.

         B. Ralston shall pay iVillage an additional [*] ($[*]) according to the following schedule, namely: (i) [*] ($[*]) on November 1, 1999; (ii) [*] ($[*]) on March 30, 2000; and (iii) [*] ($[*]) on July 28, 2000 which shall represent the sponsorship during the second twelve (12) months of this Agreement.

5. Exclusivity . During the term of this Agreement and any subsequent renewal thereto, iVillage agrees that Ralston shall be the exclusive sponsor of cat or dog foods, cat and dog treats, litter box filter and related products on the Pet Area and the Pet Store with respect to entities whose business is that of manufacturing or distributing cat and dog foods, cat and dog treats, litter box filler and related products, and iVillage will not display any advertising, links, promotional information or marketing materials for ' any other individual, entity or Web site whose business is that of manufacturing or distributing cat and dog foods, cat and dog treats, litter box filler and related products, where such advertising, links, promotional information or marketing materials make reference to cat or dog foods, cat and dog treats, litter box filler or related products, except with the written permission of Ralston.

6. Representations and Warranties. Each Party hereby represents and warrants that: (a) it is a corporation duly organized and validly existing and in good standing under the laws of the state of its incorporation, (b) it has full power and authority to enter into this Agreement and to perform its obligations hereunder; (c) it has obtained all permits, licenses, and other governmental authorizations and approvals required for its performance under this Agreement; and (d) to the best of its knowledge and belief, the services to be rendered and the materials provided by each Party under this Agreement neither infringe nor violate any patent, copyright, trade secret, trademark, or other proprietary right of any third party.

7. Customer Data. On a quarterly basis, iVillage will use its good faith efforts to provide Ralston with mutually agreed upon data concerning iVillage users. Ralston shall treat such data in the same manner as it treats its own Confidential Information and will not use it except in accordance with reasonable guidelines to be agreed upon by the Parties. Notwithstanding anything contained in this Section, iVillage will not be required to deliver to Ralston any user data in violation of its policies regarding the protection of user information.

8. Proprietary Rights. All intellectual or proprietary property and information, supplied or developed by either Party shall be and remain the sole and exclusive property of the Party who supplied or developed same. Upon termination of this Agreement and upon written request, the Party in receipt of the requesting Party's intellectual or proprietary property and/or information pursuant to this Agreement shall return such information to the requesting Party. Intellectual and proprietary property and information jointly developed by the Parties pursuant to this agreement shall be the joint property of the Parties.

9. Publicity. iVillage and Ralston agree to collaborate on a joint press release ("Press Release") to include information regarding the subject matter of this Agreement and quotes from iVillage sources. The distribution list shall be approved by both Parties no less than five (5) business days prior to the release date. The Press Release and any quotes from iVillage sources must be approved by the iVillage public relations department, which also must be made aware of any pre-briefings with outside parties at least five (5) days in advance of any pre-briefing. In addition, the iVillage public relations department must be informed, no less than five (5) days before the release date, of any third party who expresses interest in the Press Release.

10.      Intentionally Omitted.

11. Confidentiality. Except as expressly set forth herein, iVillage and Ralston shall maintain in confidence the terms of this Agreement. It is expected that, pursuant to discussions to date and to this Agreement, the Parties may disclose to one another certain information ("Information"), as defined herein, which is considered by the disclosing Party to be proprietary or confidential information. Information is defined as any information, communication or data, in any form, including, but not limited to oral, written, graphic or electromagnetic forms, models or samples, which the disclosing Party desires to protect against unrestricted disclosure or use, including without limitation, business information, financial data and marketing data. All Information shall remain the sole property of the disclosing Party and its confidentiality shall be maintained and protected by the receiving Party with the same degree of care as the receiving Party uses for its own confidential and proprietary information and the receiving Party shall not disclose such Information to any third party. The restrictions of the use or disclosure of any Information shall not apply to any Information: (i) after it has become generally available to the public without breach of this Agreement by the receiving Party; (ii) is rightfully in the receiving Party's possession prior to disclosure to it by the disclosing Party; (iii) is independently developed by the receiving Party; (iv) is rightfully received by the receiving Party from a third party without a duty of confidentiality; or (v) is required to be disclosed under operation of law.

12. LIMITATION OF LIABILITY. NEITHER PARTY SHALL HAVE ANY LIABILITY HEREUNDER FOR ANY INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES INCLUDING, WITHOUT LIMITATION, LOSS OF PROFIT OR BUSINESS OPPORTUNITIES, WHETHER OR NOT THE PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH.

         EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE PRODUCTS AND SERVICES CONTEMPLATED BY TIES AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

13. Indemnification. Both Parties agree to indemnify, defend and hold harmless the other Party and its parent, subsidiaries, affiliates, successors and assigns from any and all third party losses, liabilities, damages, actions, claims, expenses and costs (including reasonable attorneys' fees) which result or arise from the breach of this Agreement by the indemnifying Party.

14.      General Provisions.

         A. Relationship of the Parties. Nothing contained herein shall imply any partnership, joint venture or agency relationship between the Parties and neither Party shall have the power to obligate or bind the other in any manner whatsoever, except to the extent herein provided.

         B. Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

         C. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         D. Notices. All notices, requests, demands, payments and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied or sent by nationally recognized overnight carrier, or mailed by certified mail, postage prepaid, return receipt requested, as follows:

         If to Ralston:

                             Ralston Purina Company
                             Checkerboard Square
                             St. Louis, MO 63164-0001
                             Attn: Michael D. Moore-8T
                             cc: Patricia A. Wharton-9T
                                 Thomas Nutter-9T
                             Tel: (314) 982-2847
                             Fax: (314) 982-4274

         If to iVillage:     iVillage, Inc.
                             170 Fifth Avenue
                             New York, New York 100 10
                             Attention: Vice President Business/Legal Affairs
                             Tel: (212) 206-3106
                             Fax: (212) 604-9133

         E. Force Majeur. Except as otherwise expressly provided in this Agreement, neither Party shall be liable for any breach of this Agreement for any delay or failure of performance resulting from any cause beyond such Party's reasonable control, including but not limited to the weather, strikes or labor disputes, war, terrorist acts, riots or civil disturbances, government regulations, acts of civil or military authorities, or acts of God provided the Party affected takes all reasonably necessary steps to resume full performance.

         F. Entire Agreement. This Agreement (i) constitutes the binding agreement between the Parties; (ii) represents the entire agreement between the Parties and supersedes all prior agreements relating to the subject matter contained herein and (iii) may not be modified or amended except in writing signed by the Parties.

         G. Survival. The following sections shall survive any termination or expiration of this Agreement: 6, 8, 11, 12, 13 and 14.

         H. Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof.

         I. Assignment. Neither Party shall sell, transfer or assign this Agreement or the rights or obligations hereunder, without the prior written consent of the other Party, such consent not to be unreasonably withheld or delayed,

         J. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only.

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first above written.

For Ralston Purina Company                 For iVillage, Inc.


Terrence E. Block                          Steven Elkes
-----------------------------------        -------------------------------------
(Name)                                     (Name)

Executive Vice President                   Vice President Business/Legal Affairs
-----------------------------------        -------------------------------------
(Title)                                    (Title)

/s/ Terrence E. Block                      /s/ Steven Elkes
-----------------------------------        -------------------------------------
(Name)                                     (Name)